UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 24, 2014 after the close of the market, IDEXX Laboratories, Inc. (“IDEXX”) informed Henry Schein, Inc. (“Henry Schein” or the “Company”) that it will begin to sell its veterinary diagnostic merchandise products directly to veterinarians in the United States rather than through distributors, effective January 1, 2015.

Henry Schein expects to have other veterinary diagnostic merchandise and equipment products available to its customers in 2015.

Henry Schein believes IDEXX product sales represent approximately $150 million in annualized revenue and approximately mid-single digit margins. Henry Schein estimates that selling IDEXX products represents 4 cents to 6 cents of its annual earnings per share. This is before any offset of selling other brands, which Henry Schein expects to have available in 2015.

Henry Schein expects that this change will have substantially no impact on its 2014 results.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by the Company are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms. A full discussion of the Company’s operations and financial condition, including factors that may affect the Company’s business and future prospects, is contained in documents the Company has filed with the SEC and will be contained in all subsequent periodic filings the Company makes with the SEC. These documents identify in detail important risk factors that could cause the Company’s actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; the Company’s dependence on third parties for the manufacture and supply of the Company’s products; the Company’s dependence upon sales personnel, customers, suppliers and manufacturers; the Company’s dependence on its senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping the Company’s products or other service issues with the Company’s third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of the Company’s common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with the Company’s global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on the Company’s continued product development, technical support and successful marketing in the technology segment; risks from challenges associated with the emergence of potential increased competition by third party online commerce sites; risks from disruption to the Company’s information systems; certain provisions in the Company’s governing documents that may discourage third-party acquisitions of the Company; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company’s ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. The Company undertakes no duty and have no obligation to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)

Date: July 25, 2014	By:	/s/ Walter Siegel
Walter Siegel
Senior Vice President and General Counsel